EXHIBIT 10.4

KSOP PASS-THROUGH VOTING INSTRUCTION AGREEMENT
This KSOP PASS-THROUGH VOTING INSTRUCTION AGREEMENT (this “Agreement”) is made and entered into as of November 13, 2017, by and among Heartland Financial USA, Inc., a Delaware corporation (“Heartland”), and each of the Participants (as defined in Section 1).
RECITALS
A.Concurrently with the execution and delivery hereof, Heartland and Signature Bancshares, Inc., a Minnesota corporation (“Signature”), are entering into an Agreement and Plan of Merger of even date herewith (as it may be amended from time to time pursuant to the terms thereof, the “Merger Agreement”), which provides for the merger (the “Merger”) of Signature with and into Heartland.

B.Each of the Participants is the beneficial owner (as defined in Rule 13d‑3 of the Securities Act of 1934, as amended) of the number of shares of common stock, par value $.01 per share (“Common Stock”), of Signature credited to accounts or subaccounts maintained for such Participant under the KSOP (as defined in Section 1), as is indicated on the signature page of this Agreement.

C.Section 5.6 of the KSOP provides that each participant in the KSOP shall be entitled to direct the trustee or trustees of the KSOP (the “Trustee”) as to the manner in which any shares of Common Stock allocated to certain accounts or subaccounts of such Participant under the KSOP are to be voted.

D.Pursuant to Section 5.6 of the KSOP, and in consideration of the execution and delivery of the Merger Agreement by Heartland, each of the Participants has agreed to direct the Trustee to vote the Shares (as defined in Section 1) so as to facilitate the consummation of the Merger.

NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:
1.Certain Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

“Accounts” means, collectively, the Employer Account, the Employer Matching Account, the Employer Stock Account and any other accounts or subaccounts that hold Common Stock and are maintained for any of the Participants under the KSOP.
“Expiration Date” means the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to the terms of Article 8 thereof or (ii) the Effective Time.
“KSOP” means Signature’s Employee Stock Ownership Plan and Trust effective April 1, 2015, as amended through the date hereof.
“Participant” means each of Kenneth D. Brooks, Leif E. Syverson and Daniel W. Dryer individually, and “Participants” means Kenneth D. Brooks, Leif E. Syverson and Daniel W. Dryer collectively.
“Shares” means (i) all shares of Common Stock credited to the Accounts of any Participant as of the date hereof, and (ii) all additional shares of Common Stock credited to the Accounts of any Participant during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date.
“Transfer” means the transfer by a Participant of (or any direction to the Trustee to transfer) any Shares out of the Accounts in which the Shares are held as of the date hereof.
2.Transfer Restrictions. At all times during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date, Participant shall not (and shall not cause the Trustee to), except in connection with the Merger, Transfer any of the Shares, or discuss, negotiate, make an offer or enter into an agreement, commitment or other arrangement with respect thereto.

1.Right To Direct Voting of the Shares.

(a)As of the date hereof and for so long as this Agreement remains in effect (including as of the date of the Signature Shareholder Meeting, which, for purposes of this Agreement, includes any adjournment or postponement thereof), except for this Agreement, each of the Participants has full legal power, authority and right to direct the Trustee vote all of the Shares in favor of the approval and authorization of the Merger, the Merger Agreement and the other transactions contemplated thereby (collectively, the “Proposed Transaction”) without the consent or approval of, or any other action on the part of, any other person or entity. Without limiting the generality of the foregoing, no Participant has entered into any voting agreement with any person or entity with respect to any of the Shares, or entered into any arrangement or agreement with any person or entity limiting or affecting such Participant’s legal power, authority or right to direct the Trustee as to the manner in which to vote the Shares on any matter.

(b)From and after the date hereof, except as otherwise permitted by this Agreement or prohibited by order of a court of competent jurisdiction, no Participant will commit any act that could restrict or otherwise affect such Participant’s legal power, authority and right to direct that the Trustee vote all of the Shares in any manner on any matter. Without limiting the generality of the foregoing, from and after the date hereof, no Participant will enter into any agreement or arrangement with any person or entity limiting or affecting such Participant’s legal power, authority or right to direct the Trustee to vote the Shares in favor of the approval of the Proposed Transaction.

2.Agreement To Direct Voting of the Shares by Trustee.

(a)Prior to the Expiration Date, at every meeting of the shareholders of Signature called, including the Signature Shareholder Meeting, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of Signature, each Participant shall cause the Trustee to ensure that the Shares are present thereat for purposes of establishing a quorum and direct the Trustee to vote the Shares (i) in favor of approval of the Proposed Transaction, (ii) against the approval or adoption of any proposal made in opposition to, or in competition with, the Proposed Transaction, and (iii) against any of the following (to the extent unrelated to the Proposed Transaction): (A) any merger, consolidation or business combination involving Signature or Signature Bank other than the Proposed Transaction; (B) any sale, lease or transfer of all or substantially all of the assets of Signature or Signature Bank; (C) any reorganization, recapitalization, dissolution, liquidation or winding up of Signature or Signature Bank; or (D) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Proposed Transaction (each of (ii) and (iii), a “Competing Transaction”).
(b)Notwithstanding any other provision of this Agreement, no Participant will be required to direct the Trustee to vote the Shares in favor of the Proposed Transaction if, and only if, Signature and Heartland amend the Merger Agreement and either (i) such amendment is not approved by the Board of Directors of Signature or a special committee thereof or (ii) such amendment results in the Participant receiving different treatment or consideration for the Shares than is received on a per share basis by the other shareholders of Signature.

3.No Solicitation. No Participant shall directly or indirectly, (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding Signature or Signature Bank to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction.

4.Action in Participant Capacity Only. No Participant is making any agreement or understanding herein as a director or executive officer of Signature or in the Participant’s capacity as a Trustee of the KSOP. Each Participant is signing this Agreement solely in such Participant’s capacity as a participant in the KSOP, and nothing herein shall limit or affect any actions taken in such Participant’s capacity as a director or executive officer of Signature or in such Participant’s capacity as a Trustee of the KSOP.

5.Additional Representations and Warranties of the Participants. Each of the Participants hereby represents and warrants to Heartland as follows: (i) the Shares set forth on the signature page of this Agreement below the Participant signature are, subject to any provisions of the KSOP, free and clear of any and all pledges, liens, security interests, claims, charges, restrictions, options or encumbrances; (ii) the Participant does not beneficially own any shares of Common Stock indirectly through the KSOP other than the Shares; (iii) the Participant has full power and authority to make, enter into and carry out the terms of this Agreement; (iv) this Agreement has been duly and validly executed and delivered by the Participant and constitutes a valid and binding agreement of the Participant enforceable against the Participant in accordance with its terms; (v) the Participant is an executive officer and director of Signature, has reviewed the terms of the Merger Agreement and is familiar with the business, assets, properties, financial condition and results of operations of Signature and Heartland; and (vi) the execution and delivery of this Agreement and the performance by the Participant of such Participant’s agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any agreement, judgment, injunction, order, decree, law, regulation or arrangement to which the Participant is a party or by which the Participant is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or adversely affect the Participant’s ability to perform their obligations under this Agreement or render inaccurate any of the representations made by the Participant herein.

6.Exchange of Shares; Waiver of Rights of Appraisal; Regulatory Approvals. If the Merger is consummated, the Shares shall, pursuant to the terms of the Merger Agreement, be exchanged for the consideration provided in the Merger Agreement. Each of the Participants hereby waives any rights to demand purchase of the Shares at fair market value as a result of the Merger, or rights to dissent from the Merger, that such Participant may have. Each of the provisions of this Agreement is subject to compliance with applicable regulatory conditions and receipt of any required Governmental Authorization.

7.Confidentiality. Each of the Participants recognizes that successful consummation of the transactions contemplated by the Merger Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, each Participant hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement (other than such party’s counsel and advisors, if any) without the prior written consent of Heartland, except for disclosures their counsel advises are necessary in order to fulfill any Law, in which event they shall give notice of such disclosure to Heartland as promptly as practicable so as to enable Heartland to seek a protective order from a court of competent jurisdiction with respect thereto.

8.Termination. This Agreement shall terminate and be of no further force or effect whatsoever as of the Expiration Date.

9.Miscellaneous Provisions.

(a)Amendments, Modifications and Waivers. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by Heartland and the Participant against which it is enforced.

(b)Entire Agreement. This Agreement, the Merger Agreement and the Ancillary Documents other than this Agreement (to the extent applicable) constitute the entire agreement among the parties to this Agreement and supersede all other prior agreements and understandings and representations and warranties, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

(c)Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(d)WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(e)Submission to Jurisdiction. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Minnesota or of the United States of America located in Hennepin County, Minnesota solely in respect of the interpretation and enforcement of the provisions of this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any Litigation relating to the interpretation or enforcement of this Agreement, that such parties is not subject thereto or that such Litigation may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. The parties hereto irrevocably agree that all claims with respect to such Litigation will be heard and determined in such courts. The parties hereby consent to and grant to any such courts the jurisdiction over such parties and over the subject matter of such dispute, and agree that mailing of process or other papers in connection with any such Litigation in the manner provided in this Agreement or in such other manner as may be permitted by Law, will be valid and sufficient service thereof.

(g)Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

(h)Assignment and Successors. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, including, without limitation, each Participant’s estate upon the death of such Participant, provided that, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties hereto without the prior written consent of the other parties hereto, and, except that Heartland, without obtaining the consent of any other party hereto, shall be entitled to assign this Agreement or all or any of its rights or obligations hereunder to any one or more Affiliates of Heartland, but no assignment by Heartland under this Section 12(h) shall relieve Heartland of its obligations under this Agreement. Any assignment in violation of the foregoing shall be void and of no effect.

(i)No Third Party Rights. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(j)Cooperation. Each of the Participants agrees to cooperate fully with Heartland and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Heartland to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purpose of this Agreement. Each of the Participants agree that Heartland may publish and disclose in the Proxy Statement/Prospectus such Participant’s identity and the Participant’s indirect beneficial ownership of the Shares through participation in the KSOP, and the nature of such Participant’s commitments, arrangements and understandings under this Agreement.

(k)Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(l)Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

(m)Specific Performance; Injunctive Relief. The parties hereto acknowledge that Heartland shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of a Participant set forth in this Agreement. Therefore, each of the Participants hereby agrees that, in addition to any other remedies that may be available to Heartland, as applicable upon any such violation, Heartland shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Heartland at law or in equity without posting any bond or other undertaking.

(n)Notices. All notices, consents, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if (a) delivered to the appropriate address by hand or overnight courier (providing proof of delivery), or (b) sent by e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the parties at the following address or e-mail address (or at such other address or e-mail address for a party as shall be specified by like notice): (i) if to Heartland, to the address or e-mail address provided in the Merger Agreement, including to the persons designated therein to receive copies; and (ii) if to a Participant, to such Participant’s address or e-mail address shown below such Participant’s signature on the signature page hereof.

(o)Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties; it being understood that all parties need not sign the same counterpart.

(p)Headings. The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(q)Legal Representation. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

(r)Several and Not Joint. Each of the Participants makes the representations, warranties and agreements contained herein individually and severally and not jointly with any other party or Person.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

HEARTLAND FINANCIAL USA, INC.

By:	/s/ Lynn B. Fuller
Lynn B. Fuller
Chairman of the Board and
Chief Executive Officer

PARTICIPANTS:

/s/ Kenneth D. Brooks
Kenneth D. Brooks

Address:	c/o Signature Bancshares, Inc. 9800 Bren Road East, Suite 200 Minnetonka, MN 55343
Telephone:	(952) 936-7800
E-Mail:	kbrooks@signaturebankonline.com
Number of Shares:	1,382,624

/s/ Leif E. Syverson
Leif E. Syverson

Address:	c/o Signature Bancshares, Inc. 9800 Bren Road East, Suite 200 Minnetonka, MN 55343
Telephone:	(952) 936-7800
E-Mail:	lsyverson@signaturebankonline.com
Number of Shares:	623,778

/s/ Daniel W. Dryer
Daniel W. Dryer

Address:	c/o Signature Bancshares, Inc. 9800 Bren Road East, Suite 200 Minnetonka, MN 55343
Telephone:	(952) 936-7800
E-Mail:	dan@leasefinance.com
Number of Shares:	299,580

[Signature page for KSOP Pass-Through Voting Instruction Agreement]